Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RiceBran Technologies
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statement of our  report dated March 31, 2014, relating to the consolidated financial statements of RiceBran Technologies (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP
Phoenix, Arizona

October 28, 2014